UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2010

REDDY ICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32596	56-2381368
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

8750 North Central Expressway, Suite 1800
Dallas, Texas  75231

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 24, 2010, Reddy Ice Corporation (“Reddy Corp”) issued $1.8 million aggregate principal amount of 13.25% Senior Secured Notes due 2015 (the “Second Lien Notes’) in connection with the exchange offer and consent solicitation by Reddy Corp for Reddy Ice Holdings, Inc.’s (“Reddy Holdings”) outstanding 10 1/2% Senior Discount Notes due 2012 (the “Old Notes”).  The Second Lien Notes were issued pursuant to an indenture, dated as of March 15, 2010 (the “Second Lien Indenture”), among Reddy Corp, Reddy Holdings, certain subsidiaries of Reddy Corp from time to time parties thereto and Well Fargo Bank, National Association, as trustee and collateral agent.

In connection with the issuance of the Second Lien Notes, $1.8 million in aggregate principal amount of the Old Notes were exchanged.

The terms of the Second Lien Notes issued on March 24, 2010 are the same as the terms of the Second Lien Notes issued on the date of the Second Lien Indenture and are described in Reddy Holdings’ Current Report on Form 8-K filed on March 16, 2010, which is incorporated herein by reference.

The Second Lien Notes are entitled to the benefits of the registration rights agreement, dated March 15, 2010, between Reddy Corp and Reddy Holdings and the dealer manager of the Second Lien Notes.  The terms of the registration rights agreement are described in Reddy Holdings’ Current Report on Form 8-K filed on March 16, 2010, which is incorporated herein by reference.

Item 8.01.             Other Events.

On March 22, 2010, Reddy Holdings issued a press release to announce the expiration of the exchange offer and consent solicitation for its outstanding Old Notes.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

99.1†   Press Release dated March 22, 2010.

†Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      March 25, 2010

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
	Name:	Steven J. Janusek
	Title:	Chief Financial and Accounting Officer

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